                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 58                                   Trade Date: 10/01/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 10/04/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is October 3, 2001

  CUSIP
    or
Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
-----------           ----------------         -------------           -------------         ---------------
 91131UCK8             $8,398,000.00               5.75%                 10/15/16                 100%

Interest Payment
    Frequency                                     Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption               (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
    04/15/02                   Yes                   Yes                        100%         10/15/03
 semi-annually                                                                semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           -------------           -----------                ------              -----------
 $8,230,040.00             $167,960.00               $3.50             ABN AMRO Financial
                                                                         Services, Inc.